Exhibit 4.379

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 179043 dated December 09, 2019

For Rendering

Telematic services

This License is granted to

Limited Liability Company

Zelenaya Tochka Lipetsk (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1144827013176

Tax Identification Number (TIN)

4824081559

Location address (place of residence):

1 r., 2A, Dovatora str., Lipetsk, Lipetsk region, 398024

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until December 09, 2024.

This License is granted by decision of the licensing body - Order dated December 02, 2019 No. 701-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
 MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
 PSRN 1087746736296

CN 116136